Exhibit 99.1

ALLERGAN REPORTS FOURTH QUARTER 2014 OPERATING RESULTS

(IRVINE, Calif., February 4, 2015) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended December 31, 2014. Allergan also announced that its Board of Directors has declared a fourth quarter dividend of $0.05 per share, payable on March 20, 2015 to stockholders of record on February 9, 2015.

Operating Results Attributable to Stockholders from Continuing Operations

For the quarter ended December 31, 2014:

•	Allergan reported $1.77 diluted earnings per share attributable to stockholders compared to $1.04 diluted earnings per share attributable to stockholders for the fourth quarter of 2013.

•

Allergan reported $2.17 non-GAAP diluted earnings per share attributable to stockholders compared to $1.35 non-GAAP diluted earnings per share attributable to stockholders for the fourth quarter of 2013, a 60.7 percent increase.

Product Sales

For the quarter ended December 31, 2014:

•

Allergan reported $1,889.0 million total product net sales. Total product net sales increased 13.8 percent, or 17.2 percent on a constant currency basis, compared to total product net sales in the fourth quarter of 2013.

•	Total specialty pharmaceuticals net sales increased 12.4 percent, or 15.3 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the fourth quarter of 2013.

•	Total core medical devices net sales increased 20.7 percent, or 26.9 percent on a constant currency basis, compared to total core medical devices net sales in the fourth quarter of 2013.

“Allergan yet again recorded in the fourth quarter the strongest increase in absolute dollar sales in any quarter in our history driven by exceptional performance across all of our businesses and geographic regions. This is a tribute to the focus of our employees during the unsolicited acquisition attempt,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are excited about the acquisition by Actavis, with the vision of creating the most dynamic company in a new category of Growth Pharma companies.”

Operating Highlights

For the quarter ended December 31, 2014:

•

Non-GAAP diluted earnings per share from continuing operations of $2.17 substantially exceeded the outlook provided at time of announcement of the third quarter results of between $1.80 and $1.83 due to strong sales and strict control of expenses.

•	Record non-GAAP gross margin of 89.1%.

•	Near record low number of days sales outstanding of 44 days with U.S. wholesaler inventory levels of our specialty pharmaceuticals products at the low end of our stated policy levels.

•

Record absolute dollar sales growth of approximately $285 million on a constant currency basis, driven by mid-teens sales growth across all of our principal geographic markets, namely the United States, Europe, Latin America and Asia Pacific.

•	Double digit sales growth in all businesses on a constant currency basis.

For the full year ended December 31, 2014:

•	Greatest absolute dollar sales growth of over $1 billion on a constant currency basis, a record in Allergan’s 66 year corporate history.

•	Operating cash flow after capital expenditures was approximately $1.7 billion.

•

Based on internal information and assumptions, full year 2014 therapeutic sales accounted for approximately 55% of BOTOX® (onabotulinumtoxinA) sales and increased approximately 15% compared to 2013. Full year 2014 aesthetic sales accounted for approximately 45% of total BOTOX® sales and increased approximately 10% compared to 2013.

Product and Pipeline Update

During the fourth quarter of 2014:

•

On November 12, 2014, Allergan announced that the company has received approval from the U.S. Food and Drug Administration (FDA) to market two new styles, X and L, of the Natrelle® 410 Highly Cohesive Anatomically Shaped Silicone-Filled Breast Implants for use in breast reconstruction, augmentation and revision surgery.

Other Events

•

On January 21, 2015, Corporate Knights announced the 100 most sustainable companies, ranking Allergan #2. Each year, Canadian media company Corporate Knights examines companies around the world to determine those that are best maximizing their capital and making the most careful use of resources.

•	On June 5, 2014, Newsweek announced that Allergan has been ranked the #1 Green company in the United States and the #2 Green company in the world.

Pending Actavis Acquisition of Allergan

•

On November 17, 2014, Actavis plc (“Actavis”) and Allergan announced that they entered into a definitive agreement under which Actavis will acquire Allergan for a combination of $129.22 in cash and 0.3683

Actavis shares for each share of Allergan common stock. Based on the closing price of Actavis shares on November 14, 2014, the transaction is valued at approximately $66 billion, or $219 per Allergan share. The combination will create one of the top 10 global pharmaceutical companies by sales revenue, with combined annual pro forma revenues of more than $23 billion anticipated in 2015. The transaction has been unanimously approved by the Boards of Directors of Actavis and Allergan, and is supported by the management teams of both companies.

•

On January 12, 2015, Actavis and Allergan announced that the U.S. Federal Trade Commission (FTC) has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) with respect to Actavis’ pending acquisition of Allergan.

•

Actavis and Allergan also announced that they have set the close of business on January 22, 2015 as the record date for determining the shareholders that will be entitled to vote at their respective special meetings of shareholders to be held in connection with the pending acquisition.

•

On January 26, 2015, Actavis and Allergan announced that they have set March 10, 2015 as the date of their respective special meetings of stockholders to be held in connection with Actavis’ pending acquisition of Allergan.

Outlook

•	As a result of the November 17th announced acquisition of the company by Actavis, Allergan will not be providing earnings or sales guidance for fiscal year 2015.

In this press release, Allergan reports certain historical results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenue, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of intangible assets, non-GAAP impairment of intangible assets and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes from continuing operations, non-GAAP provision for income taxes, non-GAAP earnings from discontinued operations, non-GAAP loss on sale of discontinued operations, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes. The information that accompanies the financial tables of this press release also includes an explanation of why Allergan uses these non-GAAP financial measures, certain limitations associated with the use of these non-GAAP financial measures, the manner in which Allergan management compensates for those limitations, and the reasons why Allergan management believes that these non-GAAP financial measures provide useful information to investors.

Forward-Looking Statements

This press release contains “forward-looking statements,” including but not limited to the statements by Mr. Pyott, as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results or the pending Actavis acquisition of Allergan. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Allergan’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner; the ability to obtain required regulatory approvals for the pending Actavis acquisition of Allergan (including the approval of international antitrust authorities necessary to complete the acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the expected benefits of the transaction; the ability to obtain the requisite Allergan and Actavis stockholder approvals; the risk that a condition to closing of the transaction may not be satisfied on a timely basis or at all; and the failure of the proposed transaction to close for any other reason. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission (the SEC), including the discussion under the heading “Risk Factors” in Allergan’s 2013 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 10,500 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Actavis and Allergan, Actavis has filed with the SEC a registration statement on Form S-4, including Amendment No. 1 thereto, that contains a joint proxy statement of Actavis and Allergan that also constitutes a prospectus of Actavis. The registration statement was declared effective by the SEC on January 26, 2015. Each of Allergan and Actavis commenced mailing the joint proxy statement/prospectus to its stockholders on January 28, 2015. INVESTORS AND SECURITY HOLDERS OF ALLERGAN AND ACTAVIS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by Allergan and Actavis through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Allergan are available free of charge on Allergan’s internet website at www.Allergan.com or by contacting Allergan’s Investor Relations Department at (714) 246-4636. Copies of the documents filed with the SEC by Actavis are available free of charge on Actavis’ internet website at www.Actavis.com or by contacting Actavis’ Investor Relations Department at (862) 261-7488.

Participants in the Merger Solicitation

Actavis, Allergan, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Actavis and Allergan shareholders in connection with the proposed merger is set forth in the joint proxy statement/prospectus. Information about the directors and executive officers of Allergan is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 26, 2014 and certain of its Current Reports on Form 8-K. Information about the directors and executive officers of Actavis is set forth in Actavis’ proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 28, 2014 and certain of Actavis’ Current Reports on Form 8-K. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus filed with the above-referenced registration statement on Form S-4 and other relevant materials to be filed with the SEC when they become available.

Allergan Contacts

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Bonnie Jacobs (714) 246-5134 (media)

Cathy Taylor (714) 246-5551 (media)

® marks owned by Allergan, Inc.

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts		December 31, 2014				December 31, 2013
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,889.0	$—		$1,889.0	$1,659.6	$—		$1,659.6
Other revenues	21.5	—		21.5	24.8	—		24.8

	1,910.5	—		1,910.5	1,684.4	—		1,684.4
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	209.1	(2.4	)(a)(b)	206.7	204.6	—		204.6
Selling, general and administrative	745.0	(115.7	)(a)(b)(c)(d)(e)	629.3	715.4	(67.6	)(l)(m)(n)(o)	647.8
Research and development	265.4	(15.0	)(a)(b)	250.4	269.4	(0.2	)(o)	269.2
Amortization of intangible assets	27.6	(26.1	)(f)	1.5	28.2	(27.0	)(f)	1.2
Impairment of intangible assets and related costs	—	—		—	11.4	(11.4	)(p)	—
Restructuring charges	36.7	(36.7	)(g)	—	0.6	(0.6	)(g)	—

Operating income	626.7	195.9		822.6	454.8	106.8		561.6

Non-operating income (expense)
Interest income	1.5	—		1.5	1.7	—		1.7
Interest expense	(15.6)	—		(15.6)	(18.2)	0.1	(q)	(18.1)
Other, net	21.3	(15.1	)(h)(i)	6.2	2.7	(6.1	)(r)	(3.4)

	7.2	(15.1)		(7.9)	(13.8)	(6.0)		(19.8)

Earnings from continuing operations before income taxes	633.9	180.8		814.7	441.0	100.8		541.8

Provision for income taxes	91.3	57.5	(j)	148.8	128.4	8.5	(s)	136.9

Earnings from continuing operations	542.6	123.3		665.9	312.6	92.3		404.9

Discontinued operations:
Earnings from discontinued operations, net of income tax expense of $0.5 million	—	—		—	1.0	(1.0	)(t)	—
Loss on sale of discontinued operations, net of income tax expense (benefit) of $1.6 million and $(2.0) million, respectively	(3.5)	3.5	(k)	—	(1.3)	1.3	(k)	—

Discontinued operations	(3.5)	3.5		—	(0.3)	0.3		—

Net earnings	539.1	126.8		665.9	312.3	92.6		404.9

Net earnings (loss) attributable to noncontrolling interest	1.9	—		1.9	(0.6)	—		(0.6)

Net earnings attributable to Allergan, Inc.	$537.2	$126.8		$664.0	$312.9	$92.6		$405.5

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$1.81			$2.23	$1.06			$1.37
Discontinued operations	(0.01)			—	(0.01)			—

Net basic earnings per share attributable to Allergan, Inc. stockholders	$1.80			$2.23	$1.05			$1.37

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$1.77			$2.17	$1.04			$1.35
Discontinued operations	(0.01)			—	—			—

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$1.76			$2.17	$1.04			$1.35

Weighted average number of common shares outstanding:
Basic	298.2			298.2	296.8			296.8
Diluted	305.4			305.4	301.4			301.4

Selected ratio as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	11.1%			10.9%	12.3%			12.3%
Selling, general and administrative	39.4%			33.3%	43.1%			39.0%
Research and development	14.0%			13.3%	16.2%			16.2%

(a)	Expenses related to the global restructuring announced in July 2014 of $59.6 million, consisting of cost of sales of $1.7 million, selling, general and administrative expenses of $43.0 million and research and development expenses of $14.9 million
(b)	Expenses related to the realignment of various business functions of $1.1 million, consisting of cost of sales of $0.7 million, selling, general and administrative expenses of $0.3 million and research and development expenses of $0.1 million
(c)	Costs of $67.5 million associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant Pharmaceuticals International, Inc. (Valeant) to acquire all of the outstanding shares of Allergan, consisting primarily of investment banker fees, legal fees, public relations costs, accounting services and other costs
(d)	Expenses from changes in fair value of contingent consideration of $0.4 million and transaction costs of $0.1 million associated with business combinations
(e)	Expenses of $4.4 million related to the announced Actavis plc (Actavis) transaction and pre-integration planning costs
(f)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(g)	Net restructuring charges
(h)	Unrealized gain of $18.2 million on the mark-to-market adjustment to derivative instruments
(i)	Impairment of a non-marketable equity investment of $3.1 million
(j)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $180.8 million	$(57.8)
Change in estimated taxes related to tax positions included in prior year filings	0.3

$(57.5)

(k)	Loss on the sale of discontinued operations
(l)	Expenses from changes in fair value of contingent consideration of $65.9 million and integration and transaction costs of $1.4 million associated with business combinations
(m)	Net reversal of $0.5 million for external costs for stockholder derivative litigation associated with the U.S. Department of Justice (DOJ) settlement announced in September 2010
(n)	Transaction costs of $0.7 million associated with a licensing agreement with Medytox, Inc.
(o)	Expenses related to the realignment of various business functions of $0.3 million, consisting of selling, general and administrative expenses of $0.1 million and research and development expenses of $0.2 million
(p)	Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.
(q)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(r)	Unrealized gain on the mark-to-market adjustment to derivative instruments
(s)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $100.8 million	$(11.3)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	0.3
Change in estimated taxes related to uncertain tax positions included in prior year filings	2.5

$(8.5)

(t)	Earnings from discontinued operations associated with the sale of the obesity intervention business unit

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission, with respect to the three and twelve months ended December 31, 2014 and December 31, 2013. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenue,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of intangible assets,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings from continuing operations before income taxes,” “non-GAAP provision for income taxes,” “non-GAAP earnings from discontinued operations,” “non-GAAP earnings (loss) on sale of discontinued operations,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Twelve months ended
In millions, except per share amounts		December 31, 2014				December 31, 2013
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$7,126.1	$—		$7,126.1	$6,197.5	$—		$6,197.5
Other revenues	111.8	(9.7	)(a)	102.1	102.9	—		102.9

	7,237.9	(9.7)		7,228.2	6,300.4	—		6,300.4
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	842.4	(5.2	)(b)(c)	837.2	795.8	(9.0	)(r)(s)	786.8
Selling, general and administrative	2,837.2	(252.7	)(b)(c)(d)(e)(f)(g)(h)(i)(j)	2,584.5	2,519.4	(96.1	)(s)(t)(u)(v)(w)	2,423.3
Research and development	1,191.6	(114.1	)(b)(c)(e)(i)(j)	1,077.5	1,042.3	(7.6	)(v)(w)	1,034.7
Amortization of intangible assets	112.4	(106.5	)(k)	5.9	116.7	(107.4	)(k)	9.3
Impairment of intangible assets and related costs	—	—		—	11.4	(11.4	)(x)	—
Restructuring charges	245.0	(245.0	)(l)	—	5.5	(5.5	)(l)	—

Operating income	2,009.3	713.8		2,723.1	1,809.3	237.0		2,046.3

Non-operating income (expense)
Interest income	7.7	—		7.7	6.8	—		6.8
Interest expense	(69.4)	(2.0	)(m)	(71.4)	(75.0)	0.4	(m)	(74.6)
Other, net	41.7	(34.1	)(n)(o)	7.6	(10.3)	(7.4	)(y)(z)(aa)	(17.7)

	(20.0)	(36.1)		(56.1)	(78.5)	(7.0)		(85.5)

Earnings from continuing operations before income taxes	1,989.3	677.7		2,667.0	1,730.8	230.0		1,960.8

Provision for income taxes	456.7	184.3	(p)	641.0	458.3	59.8	(ab)	518.1

Earnings from continuing operations	1,532.6	493.4		2,026.0	1,272.5	170.2		1,442.7

Discontinued operations:
Earnings from discontinued operations, net of income tax expense of $6.9 million	—	—		—	14.1	(14.1	)(ac)	—
Loss on sale of discontinued operations, net of income tax expense (benefit) of $1.3 million and $(110.3) million, respectively	(3.8)	3.8	(q)	—	(297.9)	297.9	(q)	—

Discontinued operations	(3.8)	3.8		—	(283.8)	283.8		—

Net earnings	1,528.8	497.2		2,026.0	988.7	454.0		1,442.7

Net earnings attributable to noncontrolling interest	4.6	—		4.6	3.6	—		3.6

Net earnings attributable to Allergan, Inc.	$1,524.2	$497.2		$2,021.4	$985.1	$454.0		$1,439.1

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$5.13			$6.79	$4.28			$4.85
Discontinued operations	(0.01)			—	(0.96)			—

Net basic earnings per share attributable to Allergan, Inc. stockholders	$5.12			$6.79	$3.32			$4.85

Diluted earnings per share attributable to
Allergan, Inc. stockholders:
Continuing operations	$5.03			$6.65	$4.20			$4.77
Discontinued operations	(0.02)			—	(0.94)			—

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$5.01			$6.65	$3.26			$4.77

Weighted average number of common shares outstanding:
Basic	297.6			297.6	296.8			296.8
Diluted	304.0			304.0	301.8			301.8

Selected ratio as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	11.8%			11.7%	12.8%			12.7%

Selling, general and administrative	39.8%			36.3%	40.7%			39.1%

Research and development	16.7%			15.1%	16.8%			16.7%

(a)	Sales milestone revenue associated with a license agreement with Senju Pharmaceutical Co., Ltd. (Senju)
(b)	Expenses related to the global restructuring announced in July 2014 of $80.5 million, consisting of cost of sales of $2.0 million, selling, general and administrative expenses of $57.5 million and research and development expenses of $21.0 million
(c)	Expenses related to the realignment of various business functions of $12.0 million, consisting of cost of sales of $3.2 million, selling, general and administrative expenses of $6.1 million and research and development expenses of $2.7 million
(d)	Costs of $128.0 million associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan, consisting primarily of investment banker fees, legal fees, public relations costs, accounting services and other costs
(e)	Income from changes in fair value of contingent consideration of $15.1 million included in selling, general and administrative expenses and integration and transaction costs of $1.7 million associated with business combinations, consisting of selling, general and administrative expenses of $1.3 million and research and development expenses of $0.4 million
(f)	Estimated bad debt expense of $37.3 million due to changes in Venezuela’s foreign exchange system and administration by the National Center for Foreign Commerce (CENCOEX), which is severely limiting U.S. dollar payments for older receivables due from customers in Venezuela
(g)	Estimated catch-up adjustment of $32.2 million in accordance with final regulations issued by the U.S. Internal Revenue Service (IRS) governing administration of the annual fee on branded prescription drug manufacturers and importers
(h)	Expenses of $4.4 million related to the announced Actavis transaction and pre-integration planning costs
(i)	Upfront licensing fee of $65.0 million and subsequent development milestone payment of $15.0 million included in research and development expenses associated with a license agreement with Medytox, Inc. for technology that has not achieved regulatory approval and related transaction costs of $0.4 million included in selling, general and administrative expenses
(j)	Acquired in-process research and development asset of $10.0 million included in research and development expenses for technology that has not achieved regulatory approval and related transaction costs of $0.6 million included in selling, general and administrative expenses
(k)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(l)	Net restructuring charges
(m)	Interest income (expense) associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(n)	Unrealized gain of $37.2 million on the mark-to-market adjustment to derivative instruments
(o)	Impairment of a non-marketable equity investment of $3.1 million
(p)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $677.7 million	$(171.0)
Change in estimated taxes related to tax positions included in prior year filings	(13.3)

$(184.3)

(q)	Loss on the sale of discontinued operations
(r)	Fair market value inventory adjustment rollout of $8.9 million associated with the acquisition of SkinMedica, Inc.
(s)	Expenses from changes in fair value of contingent consideration of $70.7 million included in selling, general and administrative expenses and integration and transaction costs of $19.6 million associated with business combinations, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $19.5 million
(t)	Aggregate charges of $3.1 million for external costs for stockholder derivative litigation costs associated with the DOJ settlement announced in September 2010 and other legal contingency expenses
(u)	Transaction costs of $1.0 million associated with a licensing agreement with Medytox, Inc.
(v)	Expenses related to the realignment of various business functions of $2.8 million, consisting of selling, general and administrative expenses of $1.7 million and research and development expenses of $1.1 million
(w)	Upfront licensing fee of $6.5 million included in research and development expenses associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(x)	Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.
(y)	Unrealized gain of $10.4 million on the mark-to-market adjustment to derivative instruments
(z)	Gain on sale of investments of $0.7 million
(aa)	Impairment of a non-marketable equity investment of $3.7 million
(ab)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $230.0 million	$(47.2)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(15.1)
Change in estimated taxes related to uncertain tax positions included in prior year filings	2.5

$(59.8)

(ac)	Earnings from discontinued operations associated with the sale of the obesity intervention business unit

ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	December 31, 2014	December 31, 2013

Assets

Cash and equivalents	$4,911.4	$3,046.1
Short-term investments	55.0	603.0
Trade receivables, net	914.5	883.3
Inventories	296.0	285.3
Other current assets	694.3	493.0
Assets of discontinued operations	—	9.0

Total current assets	6,871.2	5,319.7

Property, plant and equipment, net	1,006.3	923.2
Intangible assets, net	1,786.5	1,650.0
Goodwill	2,392.9	2,339.4
Other noncurrent assets	358.8	342.0

Total assets	$12,415.7	$10,574.3

Liabilities and equity

Notes payable	$72.1	$55.6
Accounts payable	287.4	283.2
Other accrued expenses and income taxes	1,197.8	905.5

Total current liabilities	1,557.3	1,244.3

Long-term debt	2,085.3	2,098.3
Other liabilities	1,010.1	762.2

Equity:
Allergan, Inc. stockholders’ equity	7,753.0	6,463.2
Noncontrolling interest	10.0	6.3

Total equity	7,763.0	6,469.5

Total liabilities and equity	$12,415.7	$10,574.3

DSO	44	49

DOH	129	127

Cash and equivalents and short-term investments	$4,966.4	$3,649.1
Total notes payable and long-term debt	(2,157.4)	(2,153.9)

Cash and equivalents and short-term investments, net of debt	$2,809.0	$1,495.2

Debt-to-capital percentage	21.7%	25.0%

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share from Continuing Operations

(Unaudited)

In millions, except per share amounts	Three months ended
	December 31, 2014		December 31, 2013

Earnings from continuing operations	$542.6		$312.6
Less net earnings (loss) attributable to noncontrolling interest	1.9		(0.6)

Earnings from continuing operations attributable to Allergan, Inc.	540.7		313.2
Non-GAAP pre-tax adjustments:
Expenses related to the global restructuring announced in July 2014	59.6		—
Expenses related to the realignment of various business functions	1.1		0.3
Costs associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan	67.5		—
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.5		67.3
Expenses related to the announced Actavis transaction and pre-integration planning costs	4.4		—
Amortization of intangible assets	26.1		27.0
Net restructuring charges	36.7		0.6
Unrealized gain on derivative instruments	(18.2)		(6.1)
Impairment of a non-marketable equity investment	3.1		—
External costs for stockholder derivative litigation associated with the DOJ settlement	—		(0.5)
Transaction costs associated with a licensing agreement with Medytox, Inc.	—		0.7
Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.	—		11.4
Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	—		0.1

	721.5		414.0

Tax effect for above items	(57.5)		(11.3)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	—		0.3
Change in estimated taxes related to uncertain tax positions included in prior year filings	—		2.5

Non-GAAP earnings from continuing operations	$664.0		$405.5

Weighted average number of shares outstanding	298.2		296.8

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	7.2		4.6

	305.4		301.4

Diluted earnings per share from continuing operations	$1.77		$1.04

Non-GAAP earnings per share adjustments:

Expenses related to the global restructuring announced in July 2014	0.13		—
Expenses related to the realignment of various business functions	0.01		—
Costs associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan	0.14		—
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	—		0.22
Expenses related to the announced Actavis transaction and pre-integration planning costs	0.01		—
Amortization of intangible assets	0.06		0.06
Net restructuring charges	0.08		—
Unrealized gain on derivative instruments	(0.04)		(0.01)
Impairment of a non-marketable equity investment	0.01		—
Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.	—		0.03
Change in estimated taxes related to uncertain tax positions included in prior year filings	—		0.01

Non-GAAP diluted earnings per share from continuing operations	$2.17		$1.35

Year over year change		60.7%

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share from Continuing Operations

(Unaudited)

In millions, except per share amounts	Twelve months ended
	December 31, 2014	December 31, 2013

Earnings from continuing operations	$1,532.6	$1,272.5
Less net earnings attributable to noncontrolling interest	4.6	3.6

Earnings from continuing operations attributable to Allergan, Inc.	1,528.0	1,268.9
Non-GAAP pre-tax adjustments:
Sales milestone revenue associated with a license agreement with Senju	(9.7)	—
Expenses related to the global restructuring announced in July 2014	80.5	—
Expenses related to the realignment of various business functions	12.0	2.8
Costs associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan	128.0	—
(Income) expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	(13.4)	90.3
Estimated bad debt expense due to changes in Venezuela’s foreign exchange system and administration by CENCOEX	37.3	—
Estimated catch-up adjustment in accordance with final regulations issued by the IRS governing administration of the annual fee on branded prescription drug manufacturers and importers	32.2	—
Expenses related to the announced Actavis transaction and pre-integration planning costs	4.4	—
Research and development expenses related to upfront licensing fees and milestone payments associated with license and collaboration agreements for technologies that have not achieved regulatory approval and related transaction costs	80.4	6.6
Acquired in-process research and development asset included in research and development expenses for technology that has not achieved regulatory approval and related transaction costs	10.6	—
Amortization of intangible assets	106.5	107.4
Net restructuring charges	245.0	5.5
Interest (income) expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	(2.0)	0.4
Unrealized gain on derivative instruments	(37.2)	(10.4)
Impairment of a non-marketable equity investment	3.1	3.7
Fair market value inventory adjustment rollout associated with the acquisition of SkinMedica, Inc.	—	8.9
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	—	3.1
Transaction costs associated with a licensing agreement with Medytox, Inc.	—	1.0
Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.	—	11.4
Gain on sale of investments	—	(0.7)

	2,205.7	1,498.9
Tax effect for above items	(171.0)	(47.2)
Change in estimated taxes related to tax positions included in prior year filings	(13.3)	2.5
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	—	(15.1)

Non-GAAP earnings from continuing operations	$2,021.4	$1,439.1

Weighted average number of shares outstanding	297.6	296.8
Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	6.4	5.0

	304.0	301.8

Diluted earnings per share from continuing operations	$5.03		$4.20

Non-GAAP earnings per share adjustments:
Sales milestone revenue associated with a license agreement with Senju	(0.02)		—
Expenses related to the global restructuring announced in July 2014	0.18		—
Expenses related to the realignment of various business functions	0.03		0.01
Costs associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan	0.27		—
(Income) expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	(0.06)		0.28
Estimated bad debt expense due to changes in Venezuela’s foreign exchange system and administration by CENCOEX	0.11		—
Estimated catch-up adjustment in accordance with final regulations issued by the IRS governing administration of the annual fee on branded prescription drug manufacturers and importers	0.11		—
Expenses related to the announced Actavis transaction and pre-integration planning costs	0.01		—
Research and development expenses related to upfront licensing fees and milestone payments associated with license and collaboration agreements for technologies that have not achieved regulatory approval and related transaction costs	0.26		0.02
Acquired in-process research and development asset included in research and development expenses for technology that has not achieved regulatory approval and related transaction costs	0.02		—
Amortization of intangible assets	0.24		0.24
Net restructuring charges	0.58		0.01
Unrealized gain on derivative instruments	(0.08)		(0.02)
Impairment of a non-marketable equity investment	0.01		0.01
Change in estimated taxes related to tax positions included in prior year filings	(0.04)		0.01
Fair market value inventory adjustment rollout associated with the acquisition of SkinMedica, Inc.	—		0.02
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	—		0.01
Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.	—		0.03
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	—		(0.05)

Non-GAAP diluted earnings per share from continuing operations	$6.65		$4.77

Year over year change		39.4%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	December 31,	December 31,	$ change in net sales			Percent change in net sales
	2014	2013	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$881.7	$782.2	$99.5	$123.8	$(24.3)	12.7%	15.8%	(3.1)%
Botox/Neuromodulators	589.3	525.6	63.7	80.0	(16.3)	12.1%	15.2%	(3.1)%
Skin Care and Other	135.7	121.9	13.8	14.4	(0.6)	11.3%	11.8%	(0.5)%

Total Specialty Pharmaceuticals	1,606.7	1,429.7	177.0	218.2	(41.2)	12.4%	15.3%	(2.9)%

Breast Aesthetics	99.5	89.6	9.9	13.9	(4.0)	11.0%	15.5%	(4.5)%
Facial Aesthetics	174.2	137.2	37.0	47.1	(10.1)	27.0%	34.3%	(7.3)%

Core Medical Devices	273.7	226.8	46.9	61.0	(14.1)	20.7%	26.9%	(6.2)%
Other(a)	8.6	3.1	5.5	5.5	—	N/A	N/A	N/A

Total Medical Devices	282.3	229.9	52.4	66.5	(14.1)	22.8%	28.9%	(6.1)%

Product net sales	$1,889.0	$1,659.6	$229.4	$284.7	$(55.3)	13.8%	17.2%	(3.4)%

Domestic	65.4%	63.1%
International	34.6%	36.9%
Selected Product Net Sales(b):
Alphagan P, Alphagan, and Combigan	$138.5	$124.9	$13.6	$17.1	$(3.5)	10.8%	13.7%	(2.9)%
Lumigan Franchise	177.3	172.6	4.7	12.4	(7.7)	2.8%	7.2%	(4.4)%
Total Glaucoma Products	317.7	299.8	17.9	29.2	(11.3)	5.9%	9.8%	(3.9)%
Restasis	309.4	277.6	31.8	33.2	(1.4)	11.5%	11.9%	(0.4)%
Latisse	27.4	23.4	4.0	4.5	(0.5)	17.4%	19.2%	(1.8)%
Total Specialty Pharmaceuticals and Core Medical Devices	1,880.4	1,656.5	223.9	279.2	(55.3)	13.5%	16.9%	(3.4)%

	Twelve months ended
	December 31,	December 31,	$ change in net sales			Percent change in net sales
	2014	2013	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$3,257.9	$2,890.3	$367.6	$407.1	$(39.5)	12.7%	14.1%	(1.4)%
Botox/Neuromodulators	2,230.6	1,982.2	248.4	280.6	(32.2)	12.5%	14.2%	(1.7)%
Skin Care and Other	523.6	466.5	57.1	58.3	(1.2)	12.2%	12.5%	(0.3)%

Total Specialty Pharmaceuticals	6,012.1	5,339.0	673.1	746.0	(72.9)	12.6%	14.0%	(1.4)%

Breast Aesthetics	406.7	377.9	28.8	33.8	(5.0)	7.6%	8.9%	(1.3)%
Facial Aesthetics	661.8	477.5	184.3	199.4	(15.1)	38.6%	41.8%	(3.2)%

Core Medical Devices	1,068.5	855.4	213.1	233.2	(20.1)	24.9%	27.3%	(2.4)%
Other(a)	45.5	3.1	42.4	42.4	—	N/A	N/A	N/A

Total Medical Devices	1,114.0	858.5	255.5	275.6	(20.1)	29.8%	32.1%	(2.3)%

Product net sales	$7,126.1	$6,197.5	$928.6	$1,021.6	$(93.0)	15.0%	16.5%	(1.5)%

Domestic	63.4%	62.0%
International	36.6%	38.0%
Selected Product Net Sales(b):
Alphagan P, Alphagan, and Combigan	$515.4	$474.1	$41.3	$48.8	$(7.5)	8.7%	10.3%	(1.6)%
Lumigan Franchise	662.6	625.3	37.3	42.4	(5.1)	6.0%	6.8%	(0.8)%
Total Glaucoma Products	1,186.3	1,108.5	77.8	90.5	(12.7)	7.0%	8.2%	(1.2)%
Restasis	1,083.7	940.0	143.7	149.4	(5.7)	15.3%	15.9%	(0.6)%
Latisse	98.6	100.0	(1.4)	(0.4)	(1.0)	(1.4)%	(0.4)%	(1.0)%
Total Specialty Pharmaceuticals and Core Medical Devices	7,080.6	6,194.4	886.2	979.2	(93.0)	14.3%	15.8%	(1.5)%

(a)	Other medical devices product net sales consist of sales made pursuant to transition services agreements with Apollo Endosurgery, Inc. related to the sale of the obesity intervention business unit.
(b)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar. Total glaucoma products include the Alphagan and Lumigan franchises.